                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              TenFold Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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     (1) Amount Previously Paid:

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Notes:

                            2001 Notice of Annual
                             Stockholders Meeting
                              and Proxy Statement









                              TenFold Corporation

[Logo of TenFold]


June 18, 2001



Dear fellow stockholders:

We cordially invite you to attend our 2001 Annual Meeting of Stockholders. We will hold the meeting on Thursday, July 19, 2001, at 10:30 a.m. local time at the Marriott City Center Hotel in Salt Lake City, Utah.

At the meeting, we will elect three directors and ratify our appointment of independent auditors. The Board recommends that you vote FOR the nominees for directors and FOR ratification of the appointment of independent auditors. We will also report on our performance in 2000 and answer your questions.

We look forward to seeing you at the meeting.

Sincerely,



/s/ Nancy M. Harvey

Nancy M. Harvey
President and Chief Executive Officer

                               Table of Contents

 Notice of 2001 Annual Meeting of Stockholders.......................   5
 Solicitation of Proxies and Record Date.............................   6
 Questions & Answers.................................................   6
 Proposals To Be Voted On............................................  11
 The Board of Directors..............................................  12
 Board and Committee Meetings........................................  14
 Director Compensation...............................................  15
 Common Stock Ownership of Certain Beneficial Owners and Management..  16
 Stock Performance Graph.............................................  17
 Fees Billed For Services Rendered by KPMG LLP.......................  20
 Report of the Audit Committee of the Board of Directors.............  21
 Report of the Compensation Committee of the Board of Directors......  22
 Employment and Severance Agreements.................................  25
 Summary Compensation Table..........................................  26
 Option Grants.......................................................  27
 Options Exercised...................................................  28
 Certain Transactions................................................  28
 Section 16(a) Beneficial Ownership Reporting Compliance.............  30
 Stockholder Proposals for the 2002 Annual Meeting...................  30
 Requests for Form 10-K..............................................  31
 Other Matters.......................................................  31
 Appendix A..........................................................  32

                              TenFold Corporation

Notice of 2001 Annual Meeting of Stockholders

The 2001 Annual Meeting of Stockholders of TenFold Corporation will be held on Thursday, July 19, 2001, at 10:30 a.m. local time at the Marriott City Center Hotel located at 220 South State Street, Salt Lake City, Utah 84111 for the following purposes:

   1. To elect three directors to serve until TenFold's 2003 Annual Meeting of Stockholders;

   2. To ratify the appointment of KPMG LLP as TenFold's independent auditors for the fiscal year ending December 31, 2001; and

   3. To transact other business properly coming before the meeting.

Stockholders owning Common Stock of TenFold Corporation at the close of business on June 12, 2001, are entitled to notice of and to vote at the meeting. A complete list of these stockholders will be available at our principal executive offices at 180 West Election Road, Draper, Utah, 84020, before the meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

/s/ Jonathan E. Johnson III

Jonathan E. Johnson III
Corporate Secretary

June 18, 2001
Draper, Utah

                      TenFold Corporation Proxy Statement

                For the Annual Meeting to be Held July 19, 2001

Solicitation of Proxies and Record Date

Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

The Board set June 12, 2001, as the record date for the Annual Meeting. Stockholders who own Common Stock of TenFold on that date are entitled to notice of and to vote at the Annual Meeting, with each share entitled to one vote. There were [36,003,705] shares of Common Stock of TenFold outstanding on June 12, 2001.

We will mail voting materials, which include this Proxy Statement, a proxy card, and TenFold's 2000 Annual Report, to our stockholders on or about June 18, 2001. You should not consider any of these voting materials to be materials for soliciting the purchase or sale of stock of TenFold.

In this Proxy Statement:

    . "Annual Meeting" or "Meeting" means the 2001 Annual Meeting of Stockholders of TenFold Corporation;

    . "Board of Directors" or "Board" means the Board of Directors of TenFold Corporation;

    .  "SEC" means the Securities and Exchange Commission; and

    .  "We," the "Company," and "TenFold" mean TenFold Corporation.

Questions & Answers


Q:  When and where is the Annual Meeting?

A: TenFold's Annual Meeting of Stockholders is being held on Thursday, July 19, 2001, at 10:30 a.m. local time at the Marriott City Center Hotel located at 220 South State Street, Salt Lake City, Utah 84111 (Tel: 801-961-8700, Fax:
    801-961-8703).

Q:  Do I need a ticket to attend the Annual Meeting?

A: No, you will not need a ticket to attend, but you may be requested to show identification.

Q:  Why am I receiving this Proxy Statement and a proxy card?

A: You are receiving this Proxy Statement and a proxy card from us because you owned shares of common stock of TenFold on June 12, 2001, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

    When you sign the proxy card, you appoint Nancy M. Harvey and Jonathan E. Johnson III as your representatives at the Annual Meeting. Ms. Harvey and Mr. Johnson will vote your shares, as you have instructed them on the proxy card, at the Meeting. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, it is a good idea to complete, sign, and return your proxy card in advance of the Meeting just in case your plans change. You can always vote in person at the Meeting, even if you have already sent in your proxy card.

    If an issue comes up for a vote at the Meeting that is not on the proxy card, Ms. Harvey and Mr. Johnson will vote your shares, under your proxy, in accordance with their best judgment.

Q:  What am I voting on?

A:  You are being asked to vote on:

    . the election of three nominees to serve on our Board of Directors until our 2003 Annual Meeting of Stockholders (Jeffrey L. Walker, H. Raymond Bingham, and Kay R. Whitmore); and

    . the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2001.

Q:  How do I vote?

A: There are two ways you may vote (please also see detailed instructions on your proxy card):

    .  Mail in your completed, signed, and dated proxy card.

       If you return a signed card but do not provide voting instructions, your shares will be voted FOR the three named nominees and FOR ratification of the auditors.

    OR

    .  Vote in person by attending our Annual Meeting.

       We will pass out written ballots to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Meeting. Holding shares in "street name" means your TenFold shares are held in an account at a brokerage firm and the stock certificates and record ownership are not in your name.

Q:  What does it mean if I receive more than one proxy card?

A: It means that you have multiple accounts at the transfer agent or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:  What if I change my mind after I return my proxy card?

A: You may revoke your proxy (cancel it) and change your vote at any time prior to the voting at the Annual Meeting by written notice to TenFold's Corporate Secretary.

    You may also do this by:

      .  Signing another proxy card with a later date, or

      .  Voting in person at the Meeting.

Q:  Will my shares be voted if I do not sign and return my proxy card?

A: If your shares are held in street name, your brokerage firm may either vote your shares on "routine matters" (such as election of directors and ratification of independent auditors) or leave your shares un-voted. Your brokerage firm may not vote on "non-routine matters" such as a proposal submitted by a stockholder.

   We encourage you to provide instructions to your brokerage firm by completing the proxy that they send to you. This ensures your shares will be voted at the Meeting.

Q: How are abstentions counted?

A: Abstentions are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Q: What is a "broker non-vote?"

A: Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters (such as the election of directors and the ratification of independent auditors), but not on non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at the Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes "FOR" the routine matters, but expressly states that the broker is NOT voting on non-routine matters. The vote with respect to the shareholder proposal in this case is known as a "broker non-vote."

Q: How are broker non-votes counted?

A: Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

Q: What is a "quorum"?

A: A "quorum" is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding on June 12, 2001, the record date. All completed and signed proxy cards, regardless of the manner voted, will be counted toward the quorum.

Q: How many shares are outstanding and how many votes can they cast?

A: As of June 12, 2001, [36,003,705] shares of Common Stock were outstanding.
   Each outstanding share of Common Stock entitles the holder to one vote on all matters covered in this Proxy Statement.

Q: What is the required vote for a proposal to pass?

A: Assuming a quorum is present, the three nominees for election as directors at the Annual Meeting receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of TenFold. The ratification of the independent auditors will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.

Q: Where do I find the voting results of the Annual Meeting?

A: We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the third quarter of 2001. We will file that report with the Securities and Exchange Commission, and you can obtain a copy by contacting our Investor Relations Department at (801) 495-1010 or the Securities and Exchange Commission (call
   (800) SEC-0330 for the location of the nearest public reference room), or on the Internet through the EDGAR system at www.sec.gov.

Q: Who is soliciting my vote?

A: TenFold is soliciting your proxy to vote your shares at the Annual Meeting.
   In addition to this solicitation by mail, proxies may be solicited by our directors, officers, and other employees by telephone, Internet, in person, or otherwise. Such person will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse such persons and TenFold's transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We have not retained the services of a proxy solicitor.

Q: Where are the Company's principal executive offices located?

A: TenFold's principal executive offices are located at 180 West Election Road, Draper, Utah 84020 (Tel 801-495-1010, Fax 801-495-0353).

Proposals To Be Voted On

1.  Election of Directors

Under TenFold's Certificate of Incorporation, the Board of Directors is divided into two classes, with staggered two-year terms. The Class II directors, whose terms expire at TenFold's 2001 Annual Meeting of Stockholders, are Jeffrey L. Walker, H. Raymond Bingham, and Kay R. Whitmore. The Class II directors are nominees for re-election at the Annual Meeting. Each has consented to serve an additional two-year term. Stockholders elect only one class of directors at each annual meeting, with the other class continuing for the remainder of its respective two-year term.

The Board recommends a vote FOR Messrs. Walker, Bingham, and Whitmore.

2.  Ratification of Appointment of Independent Auditors

KPMG LLP has served as the Company's independent auditors since 1998 and has been appointed by the Board of Directors to continue as TenFold's independent auditors for the fiscal year ending December 31, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

A representative of KMPG LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board recommends a vote For ratification of the appointment of KPMG LLP as independent auditors of TenFold for the fiscal year ending December 31, 2001.

3.  Other Business

The Board knows of no other business for consideration at the Meeting. If other matters are properly presented at the Meeting, or at any adjournment of the Meeting, Nancy M. Harvey and Jonathan E. Johnson III will vote, or otherwise act, on your behalf in accordance with their judgment on such matters.

The Board of Directors

The names of the Class II directors, each of whom is a nominee for director, their ages as of March 31, 2001, and certain other information about them are set forth below:

Name of Director                           Age Position with TenFold                  Director Since
----------------------------------------------------------------------------------------------------
Jeffrey L. Walker                          58  Chairman, Executive Vice President,    1993
                                               and Chief Technology Officer
----------------------------------------------------------------------------------------------------
H. Raymond Bingham                         55  Director                               1999
----------------------------------------------------------------------------------------------------
Kay R. Whitmore                            68  Director                               1998
----------------------------------------------------------------------------------------------------

Jeffrey L. Walker founded TenFold in February 1993 and has served as its Chairman, Executive Vice President, and Chief Technology Officer since October 1996. From TenFold's inception to October 1996, Mr. Walker served as TenFold's Chairman, President, Chief Executive Officer, and Chief Technology Officer. Prior to founding TenFold, from 1991 to 1993, Mr. Walker was an independent consultant. From 1985 to 1991, Mr. Walker held several management positions at Oracle Corporation, including Executive Vice President from 1987 to 1991, General Manager Applications Division from 1985 to 1991, Chief Financial Officer from 1987 to 1991, and Senior Vice President of Marketing during 1986. Prior to joining Oracle, Mr. Walker founded and served as Chief Executive Officer of Walker Interactive Products, an application software company, from 1980 to 1985. Mr. Walker holds a BA in mathematics from Brown University.

H. Raymond Bingham has served as a member of TenFold's Board of Directors since March 1999. Mr. Bingham has served as the President and Chief Executive Officer of Cadence Design Systems, a leading provider of electronic design automation systems and services, since April 1999, and served as Executive Vice President and Chief Financial Officer of Cadence from 1993 to 1999. Mr. Bingham has served as a director of Cadence since 1997. Before joining Cadence, from 1985 to 1993, Mr. Bingham was the Executive Vice President, Chief Financial Officer, and was responsible for corporate development at Red Lion Hotels and Inns. Mr. Bingham currently serves as Chairman of the Board of Integrated Measurement Systems, a hardware and software company. He also serves on the boards of Legato Systems, Inc., a network storage management software company, and Onyx Software Corporation, an enterprise relationship management software company. Mr. Bingham holds a BA in economics from Weber State University and an MBA from the Harvard University Graduate School of Business.

Kay R. Whitmore has served as a member of TenFold's Board of Directors since February 1998. Mr. Whitmore served in various senior management capacities at Eastman Kodak, a consumer and commercial imaging products company, including Chairman, President, and Chief Executive Officer from 1990 to 1993, and President from 1983 to 1993. Mr. Whitmore is presently retired. Mr. Whitmore holds a BS in chemistry from the University of Utah and an MS in management science from the Sloan School of Management, Massachusetts Institute of Technology.

The names of the Class I directors, their ages as of March 31, 2001, and certain other information about them are set forth below:

Name of Nominee                            Age Position with TenFold                  Director Since
----------------------------------------------------------------------------------------------------
Nancy M. Harvey                            47  President, Chief Executive Officer,    2001
                                               and Director
----------------------------------------------------------------------------------------------------
Robert W. Felton                           62  Director                               1997
----------------------------------------------------------------------------------------------------
Ralph W. Hardy, Jr.                        60  Director                               1998
----------------------------------------------------------------------------------------------------

Nancy M. Harvey, President and Chief Executive Officer, has 20 years of management consulting and executive management experience. Before joining TenFold, from 1999 to 2000, Ms. Harvey was the Executive Vice President of Computer Science Corporation's Healthcare Group, a $500 million division of Computer Science Corporation. From 1995 to 1999, Ms. Harvey served in various senior management positions at Computer Science Corporation's Healthcare Group, including Chief of Staff and Acting Group Vice President of Finance and Administration from 1998 to 1999, Vice President from 1997 to 1998, and from 1995 to 1997 as a Principal of APM Management Consultants, a partnership acquired by Computer Science Corporation in 1996. Ms. Harvey was a Senior Manager at Ernst & Young LLP from 1994 to 1995. From 1990 to 1994, Ms. Harvey served as a Vice President of MacNeal Health Services Corporation, and from 1987 to 1989, Ms. Harvey was a Division Director at MacNeal Health Services Corporation. Ms. Harvey received an MBA from the Wharton School of the University of Pennsylvania. She also holds a Ph.D. in chemical physics from the University of Minnesota and was a post-doctoral fellow at the California Institute of Technology.

Robert W. Felton has served as a member of TenFold's Board of Directors since March 1997. Mr. Felton was the founder and has served as a member of the Board of Directors of Indus International, Inc., a software applications company, since its inception in 1988. From 1988 to January 1999, Mr. Felton served as Indus's Chairman, President, and Chief Executive Officer. Mr. Felton holds a BS in mechanical engineering from Cornell University and an MS in nuclear engineering from the University of Washington.

Ralph W. Hardy, Jr., has served as a member of TenFold's Board of Directors since February 1998. Mr. Hardy is a principal of First Media TF Holdings, LLC, a stockholder of TenFold, and is the principal operating officer, director, and a stockholder of First Media Corporation, a company which, through its subsidiaries, holds investments in broadcasting, telecommunications, and software companies, as well as in the three publicly-traded Marriott companies, and which is the ultimate parent of First Media TF Holdings, LLC. First Media Corporation is substantially owned by the Richard E. Marriott family of Washington, D.C. Mr. Hardy has served as a member of the law firm of Dow, Lohnes & Albertson PLLC since 1974. Mr. Hardy holds a BS in political science from the University of Utah and a JD from the University of California at Berkeley School of Law (Boalt Hall).

There are no family relationships among any of the directors or executive officers of TenFold.

Board and Committee Meetings

The Board of Directors has an Audit Committee and a Compensation Committee, the functions of which are described in the table below.

The Board held five meetings in 2000, the Audit Committee held eight meetings in 2000, and the Compensation Committee held one meeting in 2000. The Board does not have a nominating committee or a committee serving a similar function.

Name of Committee and Members     Functions of the Committee
--------------------------------------------------------------------------------
Audit                             .  Confers with independent accountants
                                     regarding the Company's financial policies.
 .  H. Raymond Bingham             .  Reviews reports of independent
 .  Kay R. Whitmore                   accountants.
                                  .  Reviews annual audit plans of independent
                                     accountants.
                                  .  Reviews recommendations about internal
                                     controls.
                                  .  Approves selection of independent
                                     accountants.
--------------------------------------------------------------------------------
Compensation                      .  Determines the compensation of the Chief
                                     Executive Officer.
                                  .  Reviews and approves senior management
 .  Robert W. Felton                  compensation plans and stock grants, and
 .  Ralph W. Hardy, Jr.               establishes performance goals.
                                  .  Reviews and approves proposed stock option
                                     plan changes.
                                  .  Approves compensation and stock grants
                                     intended to qualify as performance-based
                                     compensation under Code Section 162(m).
                                  .  Reports results of each meeting to the
                                     Board of Directors.
--------------------------------------------------------------------------------

Director Compensation

We do not pay directors who are also officers of TenFold additional compensation for their service as directors except for reimbursement of reasonable travel expenses relating to attendance at board and committee meetings. In 2000, compensation for non-employee directors included the following:

    .    $2,000 for each board meeting attended.
    . $2,000 for each board committee meeting attended if not on the same day as a board meeting, in which case no additional compensation is paid.
    .    expenses of attending board and committee meetings.

Mr. Felton also received in 2000 approximately $29,000 in additional director fees billed on an hourly basis and reimbursement of reasonable travel expenses related to additional board related services that he provided to TenFold during 2000.

Non-employee directors may participate in TenFold's stock plans. In 2000 TenFold did not grant any stock options to non-employee directors.

Compensation Committee Interlocks and Insider Participation

During 2000, Robert W. Felton and Ralph W. Hardy, Jr. (both non-employee directors) served as the sole members of the Compensation Committee. In addition, Gary D. Kennedy (former President and CEO) performed compensation committee functions as to non-executive and non-officer employees.

No member of the TenFold Board of Directors who performed Compensation Committee functions has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Common Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information that has been provided to TenFold with respect to beneficial ownership of shares of TenFold's Common Stock as of March 31, 2001, for (i) each person who is known by TenFold to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of TenFold, (iii) each of the executive officers named in the Summary Compensation Table of this Proxy Statement, and (iv) all directors and executive officers of TenFold as a group.

                                                        Amount and Nature             Percent of
                                                          Of Beneficial            Common Stock (3)
               Name and Address (1)                       Ownership (2)
-------------------------------------------------------------------------------------------------------
Jeffrey L. & Cassandra M. Walker                                  13,829,800                       38.4%
-------------------------------------------------------------------------------------------------------
Gary D. Kennedy (4)                                                4,326,045                       12.0%
-------------------------------------------------------------------------------------------------------
Walker Children's Trust (5)                                        3,869,800                       10.7%
-------------------------------------------------------------------------------------------------------
Ralph W. Hardy, Jr. (6)
   c/o First Media TF Holdings, LLC
   11400 Skipwith Lane                                             3,344,330                        9.3%
   Potomac, MD 20854
-------------------------------------------------------------------------------------------------------
First Media TF Holdings, LLC                                       3,340,330                        9.3%
   11400 Skipwith Lane
   Potomac, MD 20854
-------------------------------------------------------------------------------------------------------
Adam Slovik (7)                                                      365,435                        1.0%
-------------------------------------------------------------------------------------------------------
Donald R. Jefferis (8)                                                23,400                          *
-------------------------------------------------------------------------------------------------------
Bernard C. Mazon (9)                                                  71,960                          *
-------------------------------------------------------------------------------------------------------
Sameer E. Shalaby (10)                                               331,435                          *
-------------------------------------------------------------------------------------------------------
H. Raymond Bingham (11)                                               26,000                          *
-------------------------------------------------------------------------------------------------------
Robert W. Felton (12)                                                 10,000                          *
-------------------------------------------------------------------------------------------------------
Kay R. Whitmore (13)                                                  35,500                          *
-------------------------------------------------------------------------------------------------------
All directors and executive
   officers as a group (13 persons) (14)                          22,395,919                       62.2%
-------------------------------------------------------------------------------------------------------

*  Less than one percent of the outstanding shares of TenFold Common Stock.

(1) Unless otherwise indicated, the address of each of the persons and entities listed in the table is the address of TenFold's principal executive offices, which is 180 West Election Road, Draper, Utah 84020.
(2) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.
(3) Based on 36,003,705 shares of Common Stock outstanding as of March 31, 2001. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable on or before May 30, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(4) Includes 127,844 shares owned by a limited liability company in which Mr. Kennedy is a co-managing member and as such exercises shared voting and investment power with respect to the shares. Mr. Kennedy disclaims beneficial ownership of the shares held by the limited liability company, except to the extent of his pecuniary interests in such shares. Also includes 453,010 shares of restricted stock that is subject to a vesting schedule, forfeiture risk, and other restrictions. The Company and Mr. Kennedy are currently negotiating the repurchase of Mr. Kennedy's shares of restricted stock.
(5) The Walker Children's Trust is an irrevocable trust in which Mr. Walker, Mr. Walker's wife and Paul M. Ginsburg are co-trustees. Mr. Ginsburg has sole voting and investment power with respect to the shares of TenFold held by the trust.
(6) Includes 3,340,330 shares held by First Media TF Holdings, LLC, a wholly owned subsidiary of First Media Corporation. Mr. Hardy is a principal of First Media TF Holdings, LLC and an officer, director, and stockholder of First Media Corporation. Mr. Hardy disclaims beneficial ownership of the shares held by First Media TF Holdings, LLC except to the extent of his pecuniary interest in such shares.
(7) Includes 94,000 shares issuable upon exercise of options that are currently exercisable or exercisable on or before May 30, 2001, and 30,000 shares of restricted stock that are subject to a repurchase by the Company.
(8) Includes 20,400 shares issuable upon exercise of options that are currently exercisable or exercisable on or before May 30, 2001. Also see footnote 3 of the Summary Compensation Table.
(9) Consists of 70,000 shares issuable upon exercise of options that are currently exercisable or exercisable on or before May 30, 2001. Also see footnote 3 of the Summary Compensation Table.
(10) Includes 114,000 shares issuable upon exercise of options that are currently exercisable or exercisable on or before May 30, 2001, and 30,000 shares of restricted stock that are subject to a repurchase by the Company.
(11) Includes 16,000 shares issuable upon exercise of options that are currently exercisable or exercisable on or before May 30, 2001.
(12) Includes 8,000 shares issuable upon exercise of options that are currently exercisable or exercisable on or before May 30, 2001.
(13) Includes 21,000 shares issuable upon exercise of options that are currently exercisable or exercisable on or before May 30, 2001.
(14) Includes 127,844 shares held by entities affiliated with Mr. Kennedy as described in note (4) above and 373,400 shares issuable upon exercise of options that are currently exercisable or exercisable on or before May 30, 2001. Does not include 3,869,800 shares held by the Walker Children's Trust.

Stock Performance Graph

The following graph compares the cumulative total stockholder return data for TenFold's Common Stock since May 20, 1999 (the date on which TenFold's Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) the Standard & Poor's 500 Index, and (ii) the Nasdaq Computer & Data Processing Stocks Index. The graph assumes that $100 was invested on May 20, 1999, the effective date of TenFold's initial public offering, and in each of the comparative indices. The graph further assumes that such amount was initially invested in Common Stock of TenFold at a per share price of $17.00, the price at which

TenFold first offered such stock to the public, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                       [PERFORMANCE GRAPH APPEARS HERE]

-----------------------------------------------------------------------------------------------------
                                                                 Nasdaq Computer and Data Processing
       Date                TenFold               S&P 500                        Stocks
-----------------------------------------------------------------------------------------------------
5/21/99                           100.000               100.000                               100.000
-----------------------------------------------------------------------------------------------------
5/28/99                           118.579                97.872                               100.681
-----------------------------------------------------------------------------------------------------
6/30/99                           138.798               103.235                               113.089
-----------------------------------------------------------------------------------------------------
7/30/99                           121.311               100.106                               106.391
-----------------------------------------------------------------------------------------------------
8/31/99                           119.399                99.601                               112.041
-----------------------------------------------------------------------------------------------------
9/30/99                           115.847                96.842                               117.766
-----------------------------------------------------------------------------------------------------
10/29/99                          102.732               103.035                               126.612
-----------------------------------------------------------------------------------------------------
11/30/99                          131.694               105.194                               147.053
-----------------------------------------------------------------------------------------------------
12/31/99                          174.590               111.453                               198.149
-----------------------------------------------------------------------------------------------------
1/31/00                           187.705               105.871                               175.045
-----------------------------------------------------------------------------------------------------
2/29/00                           219.399               104.003                               207.399
-----------------------------------------------------------------------------------------------------
3/31/00                           264.481               114.280                               195.741
-----------------------------------------------------------------------------------------------------
4/28/00                           111.749               110.651                               150.019
-----------------------------------------------------------------------------------------------------
5/31/00                            76.230               108.150                               131.701
-----------------------------------------------------------------------------------------------------
6/30/00                            71.858               110.897                               159.780
-----------------------------------------------------------------------------------------------------
7/31/00                            39.617               109.407                               143.492
-----------------------------------------------------------------------------------------------------
8/31/00                            29.508               116.347                               161.709
-----------------------------------------------------------------------------------------------------
9/29/00                            19.399               110.213                               147.796
-----------------------------------------------------------------------------------------------------
10/31/00                           18.852               109.754                               135.322
-----------------------------------------------------------------------------------------------------
11/30/00                            5.601               101.038                                98.150
-----------------------------------------------------------------------------------------------------
12/29/00                            6.557               101.524                                91.292
-----------------------------------------------------------------------------------------------------

Information presented is as of the last trading day of each month between the Company's initial public offering and December 29, 2000.

Fees Billed For Services Rendered by KPMG LLP

For the fiscal year ended December 31, 2000, KPMG LLP, our independent auditor, billed the fees set forth below.


                     Audit Fees              $920,405.00

                     All Other Fees          $ 83,554.00

The Audit Committee of the Board of Directors (the "Audit Committee") has considered whether and concluded that the non-audit services provided by KPMG LLP are compatible with maintaining its independence.

Report of the Audit Committee of the Board of Directors

As of April 19, 2001, the Audit Committee was composed of two non-employee directors: H. Raymond Bingham and Kay R. Whitmore. The Audit Committee operates under a written charter adopted by the Board of Directors on July 20, 2000, which is included in this proxy statement as Appendix A. Each member of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules.

The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of KPMG LLP to be engaged as the Company's independent accountants. KPMG LLP is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held eight meetings in 2000. The meetings were designed to facilitate and encourage communication between the Audit Committee, management, and our independent accountants, KPMG LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements for 2000 with management and the independent accountants.

The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, KPMG LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with KPMG LLP the issue of its independence from TenFold.

Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

Respectfully submitted,



H. Raymond Bingham
Kay R. Whitmore

Report of the Compensation Committee of the Board of Directors

Membership of the Committee

The Compensation Committee of the Board of Directors (the ``Compensation Committee'') is composed of two non-employee directors: Robert W. Felton and Ralph W. Hardy, Jr. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. From time to time the President and Chief Executive Officer, and certain officers of TenFold, attend meetings of the Committee. No officer of TenFold is present during discussions or deliberations regarding his or her own compensation.

Responsibilities of the Committee

Acting on behalf of the Board of Directors, the Committee's responsibilities include the following:

     .   Determines the compensation of the Chief Executive Officer.
     . Reviews and approves senior management compensation plans and stock grants, and establishes performance goals.
     .   Reviews and approves proposed stock option plan changes.
     . Approves compensation and stock grants intended to qualify as performance-based compensation under Code Section 162(m).
     .   Reports results of each meeting to the Board of Directors.

Executive Officer Compensation Program

TenFold's executive compensation program is designed to support the achievement of Company performance goals, to ensure that executive officers' objectives are aligned with the success of TenFold, and to provide financial opportunities that will motivate executive officers to achieve outstanding returns for stockholders. Consistent with these goals, executive pay is based on two principles. First, a significant portion of their total cash compensation is at risk and is based on meeting targeted financial objectives established by management under the direction of TenFold's Board of Directors, and is adjusted as appropriate for individual performance. Second, a large portion of executive officers' total compensation is in the form of stock options.

TenFold's compensation program for executive officers is structured to be competitive with executive officers in similar positions of comparable companies within the high technology industry. TenFold has analyzed executive compensation data from a group of comparable companies in our industry on the basis of industry segment and competitive employment market to TenFold.

TenFold's executive level positions, including the President & CEO, are compared to similar positions of the comparable companies and competitive levels are determined for base salary and target bonus incentives. The Compensation Committee uses comparative data to set compensation targets that will provide executive officers with compensation that exceeds the average amounts paid to similar executives of comparable companies in years in which TenFold achieves superior performance, and with compensation below the average of amounts paid to similar executives of comparable companies in years in which TenFold fails to achieve superior performance.

Market practices with respect to stock option grants are also reviewed based on comparable companies. Grants under TenFold's stock plans are designed to further strengthen the linkage between executive compensation and shareholder return, to provide additional incentives to executive officers tied to growth of stock price over time and encourage continued employment with TenFold. Stock option grants are based upon comparable data and individual executive performance. Stock options generally become exercisable over a five-year period and are granted at a price that is equal to the fair market value of TenFold's stock on the date of grant. However, in December 2000 TenFold granted stock options to its executive officers that become exercisable over a three-year period.

Annual Base Salary

TenFold believes that base salary is frequently a significant factor in attracting, motivating, and retaining skilled executive officers. Accordingly, the Compensation Committee reviews base salaries of executive officers annually and generally sets the base salary of its executive officers at or near the average of the levels paid by the other companies it reviews. Only one named executive received a base salary increase in 2000.

Annual Bonus

The Corporate Executive Bonus Plan pays bonuses to executives officers according to their overall success in meeting financial performance goals and their success in accomplishing individual objectives. Each executive officer has an individual bonus target based on their overall responsibility and their ability to impact TenFold's financial performance. No named executives received a bonus in 2000.

Stock Options

TenFold believes that significant equity participation creates a vital long-term partnership between management and other stockholders. Stock option grants were made to certain of TenFold's executive officers in 2000. To determine the size of the grants, the committee reviewed the executive officers' unvested stock options and overall contribution.

2000 CEO Compensation

TenFold's President and Chief Executive Officer in 2000, Gary D. Kennedy, was compensated based on an employment agreement that was entered into between TenFold and Mr. Kennedy in September 1996 (see "Employment Agreement"). In 2000, Mr. Kennedy did not receive a base salary increase or an annual bonus.

Qualifying Compensation

The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code (``Section 162(m)'') adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly held corporation for certain executive officers' compensation exceeding $1 million per person in any taxable year unless it is ``performance based'' within the meaning of Section 162(m). In fiscal 2000, the cash compensation of each of TenFold's executive officers was below the $1 million threshold and options granted under TenFold's option plan were designed to meet the requirement of being performance-based under the provisions of Section 162(m). TenFold's policy is, to the extent reasonable and possible, to qualify its executive officers' compensation for deductibility under the applicable tax laws.

Respectfully submitted,



Robert W. Felton
Ralph W. Hardy

Employment and Severance Agreements

Employment Agreement

In September 1996, TenFold and Mr. Kennedy entered into an employment agreement providing for Mr. Kennedy's employment as President and Chief Executive Officer of TenFold for a period of eight years, subject to the right of either party to terminate the agreement with or without cause upon 30 days' prior written notice. The agreement provided for an annual base salary of $168,000, subject to increase in the discretion of the TenFold board of directors, and provides that Mr. Kennedy shall be entitled to up to six months severance pay and vesting of half of his unvested shares in the event that he is terminated without cause. The agreement includes a non-competition agreement which provides that, for a period of six months after Mr. Kennedy's termination of employment, he will not compete with TenFold or solicit its customers or employees. In January 2001, Mr. Kennedy resigned as President, Chief Executive Officer, and a director of TenFold. The Company and Mr. Kennedy are currently negotiating the severance compensation that Mr. Kennedy will receive in connection with his resignation.

Effective May 1, 2001, the Company and Bernard C. Mazon entered into an agreement pursuant to which (i) Mr. Mazon resigned as an employee, officer, and director of, as the case may be, the Company and TenFold Insurance, Inc., and
(ii) the Company engaged Mr. Mazon as an independent contractor and agreed to pay him a total of $100,000 (to be paid in 12 equal installments over the next 6 months) to perform consulting services relating to matters arising during or related to his employment with the Company or TenFold Insurance, Inc., for the duration of any governmental investigation, litigation, regulatory, or other proceeding involving the Company or TenFold Insurance, Inc. The agreement contains a general release by Mr. Mazon of all claims against the Company and TenFold Insurance, Inc., and requires Mr. Mazon to transfer to the Company 200,000 shares of Common Stock of TenFold Insurance, Inc., which he purchased pursuant to a Restricted Stock Purchase Agreement dated February 18, 2000, in exchange for the Company agreeing to cause TenFold Insurance, Inc., to reduce the aggregate amount owed by Mr. Mazon under a Promissory Note dated February 18, 2000, from the principal amount of $960,000, plus accrued interest to $1,000 (and no accrued interest). The agreement also terminates the stock option grant of TenFold Insurance, Inc., Common Stock dated February 18, 2000, and amends the stock option grants of Company Stock dated July 22, 1998, January 20, 1999, August 15, 2000, and December 15, 2000, to permit Mr. Mazon to exercise any Company option grants vested as of May 1, 2001, within the next 6 months.

None of the Company's Named Executive Officers, other than Messrs. Kennedy and Mazon, have an employment agreement, severance agreement, or similar arrangement with the Company. Ms. Harvey, the Company's new President and Chief Executive Officer, has entered into an employment agreement with the Company. See "Certain Transactions" for a summary of Ms. Harvey's employment agreement.

Summary Compensation Table

This table shows, for the last three fiscal years, compensation information for the Company's Chief Executive Officer and the next four most highly compensated executive officers. We refer to all of these officers as the "Named Executive Officers."

Summary Compensation Table

                                     Annual Compensation             Long-Term Compensation
------------------------------------------------------------------------------------------------------------------------
                                                               Restricted Stock       Securities          All other
Name and Principal Position                                     Awards ($) (1)        Underlying      Compensation ($)
                                 Year  Salary ($)  Bonus ($)                         Options (#)           (2) (3)
------------------------------------------------------------------------------------------------------------------------
Gary D. Kennedy                  2000    500,000          -                     -         1,000,000               47,620
------------------------------------------------------------------------------------------------------------------------
Former President                 1999    312,167    382,444                     -                 -                1,920
------------------------------------------------------------------------------------------------------------------------
& CEO (4)                        1998    168,000          -                     -                 -                1,900
------------------------------------------------------------------------------------------------------------------------

Donald R. Jefferis               2000    275,000          -                     -           300,000               46,819
------------------------------------------------------------------------------------------------------------------------
Sr. VP, Chief of Staff, &        1999     71,528    150,000                     -           102,000                  600
 President TenFold Energy,
 Inc. (5)
------------------------------------------------------------------------------------------------------------------------
                                 1998          -          -                     -                 -                    -
------------------------------------------------------------------------------------------------------------------------

Sameer E. Shalaby                2000    200,000          -                     -         1,150,000               50,000
------------------------------------------------------------------------------------------------------------------------
Sr. VP (6)                       1999    165,000    103,260                     -            20,000                    -
------------------------------------------------------------------------------------------------------------------------
                                 1998    155,000          -                     -           100,000                    -
------------------------------------------------------------------------------------------------------------------------

Bernard C. Mazon                 2000    200,000          -                     -           300,000                2,000
------------------------------------------------------------------------------------------------------------------------
Sr. VP & President, TenFold      1999    200,000    200,000                     -            50,000                2,000
------------------------------------------------------------------------------------------------------------------------
Insurance, Inc. (7)              1998     70,958    100,000                     -           150,000                    -
------------------------------------------------------------------------------------------------------------------------

Adam Slovik                      2000    200,000          -                     -         1,150,000                1,439
------------------------------------------------------------------------------------------------------------------------
Sr. VP (8)                       1999    165,000    103,260                     -            20,000                  949
------------------------------------------------------------------------------------------------------------------------
                                 1998    150,000          -                     -           100,000                    -
------------------------------------------------------------------------------------------------------------------------

(1) As of December 31, 2000, the Named Executive Officers held 513,010 shares of restricted stock, valued at $656,315 (net of consideration paid by the Named Executive Officers), based on the December, 29, 2000, closing price of $1.50.
(2) Represents company 401k contributions, relocation reimbursements, loan forgiveness, and car allowances.
(3) Donald R. Jefferis currently holds 200,000 vested and 800,000 unvested options to purchase shares of the common stock of TenFold Energy, Inc., a subsidiary of TenFold. On February 18, 2000, Bernard C. Mazon exercised options to purchase 200,000 shares of the common stock of TenFold Insurance, Inc. ("TenFold Insurance"), a subsidiary of TenFold. Mr. Mazon currently holds 200,000 shares of the common stock of TenFold Insurance and 200,000 vested options and 600,000 unvested options to purchase shares of the common stock of TenFold Insurance. However, effective May 1, 2001, the Company will repurchase Mr. Mazon's shares in TenFold Insurance and Mr. Mazon's options in TenFold Insurance will be canceled.
(4) Gary D. Kennedy holds restricted common stock of TenFold as described in footnote 4 to the table under Common Stock Ownership of Certain Beneficial Owners and Management. Mr. Kennedy resigned as CEO and President of TenFold in January 2001. The Board of Directors appointed Nancy M. Harvey as the President and CEO of TenFold in January 2001.
(5)  Donald R. Jefferis joined the Company in August 1999.
(6) Sameer E. Shalaby holds restricted common stock of TenFold as described in footnote 9 to the table under Common Stock Ownership of Certain Beneficial Owners and Management.
(7)  Bernard C. Mazon joined the Company in July 1998.
(8) Adam Slovik holds restricted common stock of TenFold as described in footnote 10 to the table under Common Stock Ownership of Certain Beneficial Owners and Management.

Option Grants

This table shows stock option grants to the Named Executive Officers during the last fiscal year.

Options granted in 2000


                                                                                                           Potential realizable
                                                                                                       value at assumed annual rates
                                                                                                       of stock price appreciation
                                                        Individual Grants                                   for option term (4)
                        -----------------------------------------------------------------------------  -----------------------------
                              Number of           % of total
                             securities            options
     Name                    underlying           granted to          Exercise or
                               options           employees in         base price      Expiration
                           granted (#) (1)      fiscal year (2)      ($/share)(3)        date              5%                 10%
-----------------------------------------------------------------------------------------------------------------------------------
Gary D. Kennedy               1,000,000                 5.86%              49.00        1/17/2010       79,815,837      127,093,381
-----------------------------------------------------------------------------------------------------------------------------------

Donald R. Jefferis             100,000                 0.59%               7.25        8/15/2010        1,180,949         1,880,463
-----------------------------------------------------------------------------------------------------------------------------------
                               200,000                 1.17%               1.63       12/15/2010          529,391           842,966
-----------------------------------------------------------------------------------------------------------------------------------

Sameer E. Shalaby              350,000                 2.05%              49.00        1/17/2010       27,935,543        44,482,683
-----------------------------------------------------------------------------------------------------------------------------------
                               800,000                 4.69%               1.63       12/15/2010        2,117,563         3,371,865
-----------------------------------------------------------------------------------------------------------------------------------

Bernard C. Mazon               100,000                 0.59%               7.25        8/15/2010        1,180,949         1,880,463
-----------------------------------------------------------------------------------------------------------------------------------
                               200,000                 1.17%               1.63       12/15/2010          529,391           842,966
-----------------------------------------------------------------------------------------------------------------------------------

Adam Slovik                    350,000                 2.05%              49.00        1/17/2010       27,935,543        44,482,683
                               800,000                 4.69%               1.63       12/15/2010        2,117,563         3,371,865
-----------------------------------------------------------------------------------------------------------------------------------

(1) Options granted in 2000 were made under the 1993 Flexible Stock Incentive Plan, the 1999 Stock Plan, and the 2000 Employee Stock Option Plan. These options:
       . are generally granted as non-qualified stock options, . are granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant, and

         . expire ten years from the date of grant, unless otherwise earlier terminated in certain events related to termination of employment.
(2) The percentage of total options granted to the Named Executive Officers was computed by dividing the options granted to the Named Executive Officers shown in the table by 17,061,700, the total number of options to acquire TenFold common stock granted in 2000.
(3)  Options with exercise prices of:
         . $49.00 were granted on January 17, 2000 and vest in 20% increments on each anniversary of the grant, subject to the terms and conditions of the 1999 Stock Plan,
         . $7.25 were granted on August 15, 2000 and vest in 20% increments on each anniversary of the grant, subject to the terms and conditions of the 1999 Stock Plan,
         . $1.63 were granted on December 15, 2000 and vest 50% on the first anniversary of the grants and thereafter vest quarterly in 6.25% increments, subject to the terms and conditions of the 1993 Flexible Stock Incentive Plan and the 1999 Stock Plan.
(4) We are required by the SEC to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent the Company's estimate or projection of the future common stock price. If the Company's common stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

Options Exercised

This table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during the last fiscal year.

     Aggregate Option Exercises in 2000 and Fiscal Year-end Option Values


                         Shares acquired      Value          No. of securities underlying         Value of unexercised in-the-money
                         on exercise (#)   realized ($)      unexercised options at fiscal             options at year-end ($)
         Name                                                        year-end (#)
                                                           -------------------------------------------------------------------------

                                                           Exercisable        Unexercisable       Exercisable        Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Gary D. Kennedy                         -            -                  -            1,000,000                 -                -
------------------------------------------------------------------------------------------------------------------------------------
Donald R. Jefferis                      -            -             20,400              381,600                 -                -
------------------------------------------------------------------------------------------------------------------------------------
Sameer E. Shalaby                       -            -             24,000            1,226,000                 -                -
------------------------------------------------------------------------------------------------------------------------------------
Bernard C. Mazon                        -            -             70,000              430,000                 -                -
------------------------------------------------------------------------------------------------------------------------------------
Adam Slovik                             -            -                  -            1,226,000                 -                -
------------------------------------------------------------------------------------------------------------------------------------


Certain Transactions


On February 25, 1999, Sameer E. Shalaby, Senior Vice President of Development of TenFold, exercised options to purchase 20,000 shares of common stock at an exercise price of $2.50 per share. In connection with this exercise, TenFold loaned Mr. Shalaby $70,523. On August 25, 2000, this loan came due. By mutual agreement between the Company and Mr. Shalaby, this full recourse loan was renewed for a term of 1 year, bears interest at an annual rate of 6.37%, and is secured by the related shares.

On February 18, 2000, Bernard C. Mazon, Senior Vice President of Sales and Marketing for TenFold and President of TenFold Insurance, Inc., exercised options to purchase 200,000 shares of TenFold Insurance, Inc., common stock at an exercise price of $4.80 per share. In connection with this exercise, TenFold loaned Mr. Mazon $960,000. This full recourse bears interest at an annual rate of 6.56%, and is secured by the related shares.

On February 25, 1999, Adam Slovik, Senior Vice President of Applications Products of TenFold, exercised options to purchase 20,000 shares of common stock at an exercise price of $2.50 per share. In connection with this exercise, TenFold loaned Mr. Slovik $70,523. On August 25, 2000, this loan came due. By mutual agreement between the Company and Mr. Slovik, this full recourse loan was renewed for a term of 1 year, bears interest at an annual rate of 6.37%, and is secured by the related shares.

On February 22, 1999, Robert P. Hughes, Senior Vice President and then Chief Financial Officer of TenFold, exercised options to purchase 40,000 shares of common stock at an exercise price of $0.02 per share. In connection with this exercise, TenFold loaned Mr. Hughes $75,024. On August 22, 2000, this loan came due. By mutual agreement between the Company and Mr. Hughes, this full recourse loan was renewed for a term of 1 year, bears interest at an annual rate of 6.37%, and is secured by 10,000 of the related shares.

Effective January 11, 2001, the Company entered into an employment agreement with Nancy M. Harvey, President and Chief Executive Officer, for a term of two years, subject to the right of either party to terminate the agreement with or without cause upon 30 days' prior written notice. The agreement provides for an annual base salary of $600,000, which is subject to review and change by the Company's board of directors, the opportunity to earn an annual cash bonus in the discretion of the Company's board of directors, and six months of severance pay if Ms. Harvey is terminated without cause. The agreement also provides that, for the term of the agreement and for 6 months thereafter in the event of an involuntary termination, Ms. Harvey will not compete with the Company or solicit its customers or employees.

On April 17, 2001, the Company and Ms. Harvey entered into a restricted stock agreement pursuant to which the Company (i) transferred to Ms. Harvey 800,000 shares of the Company's common stock, subject to the restrictions that she may not sell such shares until January 1, 2002, and that the Company may reacquire all such shares for $1,000 if she resigns or is terminated for cause before

January 1, 2002; and (ii) agreed to loan Ms Harvey, if she files an election under Internal Revenue Code Section 83(b) with respect to the 800,000 shares, an amount equal to 50% of the amount she includes as recognized compensation income.

On April 17, 2001, the Company granted Ms. Harvey an option to purchase 1,000,000 shares of TenFold Common Stock at a per share exercise price of $0.35. Fifty percent of this option vests on December 28, 2001, 25% vests on December 31, 2002, and 25% vests on December 31, 2003.

On December 15, 2000, the Company granted Ms. Harvey an option to purchase 1,000,000 shares of TenFold Common Stock at a per share exercise price of $1.625. Fifty percent of this option vests on December 15, 2001, and the remaining 50% vests in eight equal quarterly installments beginning March 15, 2002.

On August 15, 2000, the Company granted Ms. Harvey an option to purchase 300,000 shares of TenFold Common Stock at a per share exercise price of $9.8125. This option will vest over five years beginning August 15, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires TenFold's directors, executive officers and persons who own more than 10% of TenFold's Common Stock ("reporting persons") to file with the SEC initial reports of ownership and changes in ownership of TenFold's Common Stock. These reporting persons are required by SEC regulations to furnish TenFold with copies of all
Section 16(a) reports they file. To TenFold's knowledge, based solely on its review of the copies of such reports received or written representations from certain reporting persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2000, all reporting persons complied with all applicable filing requirements.

Stockholder Proposals for the 2002 Annual Meeting

Proposals of stockholders intended to be included in the Company's proxy statement for the 2002 Annual Meeting of Stockholders must be received by TenFold Corporation, Attention: Corporate Secretary at 180 West Election Road, Draper Utah 84020, no later than February 18, 2002. If the Company is not notified of a stockholder proposal by May 4, 2002, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

Requests for Form 10-K

TenFold will mail to any stockholder without charge, upon written request, a copy of its annual report on Form 10-K for the year ended December 31, 2000, including the financial statements, financial statement schedules, and a list of exhibits. You should send your request to the attention of Investor Relations at the Company's headquarters located at 180 West Election Road, Draper, Utah 84020.

Other Matters

TenFold is not aware of any other business to be presented at the Annual Meeting. If matters other than those described herein should properly arise at the Meeting, proxies in the enclosed form will be voted by the proxy holders on such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

/s/ Jonathan E. Johnson III
Corporate Secretary

June 18, 2001
Draper, Utah

                                  Appendix A


Audit Committee Policy

Our Audit Committee reviews and reports to our Board of Directors on management's establishment and enforcement of financial policies, Company financial performance and plans, and selection and performance of the Company's independent auditors.

Goals

We designed our Audit Committee Policy to provide:

 .  Independent oversight - We use a committee of non-employee Directors to provide an independent review of management's financial responsibilities.
 . Board assistance - We use a committee of Directors experienced with financial matters to assist the Board in fulfilling its responsibilities.

TenFold Culture

We designed our Audit Committee Policy to reinforce these company values:

 .  Integrity - Our Audit Committee reviews our financial policies and audit plans and results to help ensure the integrity of our financial reporting.
 . Long-term strategy - Our Audit Committee helps ensure TenFold's predictable and profitable long-term growth by providing oversight and counsel on Company financial plans, and policies for managing its assets.

Responsibilities

  Audit Committee

    . Provides a forum for communication among the independent auditors, the Audit Committee and Board of Directors, and management.
    .  Meets regularly with management and the Company's independent auditors.
    .  Reviews Company financial performance and plans.
    . Reviews management's establishment and enforcement of financial policies, including financial reporting policies and internal controls.
    . Reviews the independence and performance of the Company's independent auditors.
    .  Approves the selection of the Company's independent auditors.

    . Reviews the adequacy of this policy at least annually, and makes revisions as necessary. Publishes this policy in required periodic SEC filings.
    .  Reports results of each meeting to the Board of Directors.

  Chief Financial Officer

    .  Organizes Audit Committee meetings.
    . Responds to Audit Committee questions regarding financial performance and plans, and financial policies.
    . Explains to the Audit Committee changes in accounting standards published by the Financial Accounting Standards Board, Securities and Exchange Commission, or other organizations, that may affect the Company's financial statements.
    .  Recommends selection of independent auditors.
    .  Prepares minutes of Audit Committee meetings.

  Independent Auditors

    . Discuss with the Audit Committee plans for and results of quarterly reviews and annual audits with Audit Committee.
    .  Confirm to the Audit Committee their independence from TenFold.
    . Discuss with the Audit Committee any items required to be communicated to the Audit Committee by independent auditors in accordance with the AICPA's SAS #61 or other authoritative auditing requirements.

Conducting Audit Committee meetings

The Board of Directors select for the Audit Committee two Directors who meet the independence requirements of the Nasdaq and who possess a basic understanding of finance and accounting and are able to read and understand fundamental financial statements.

The Audit Committee meets regularly and may call special meetings as needed.

The Audit Committee may meet privately at its discretion with the Company's independent auditors. They may also meet privately with management. The Audit Committee may contact any of the Company's management, staff, general counsel, and outside counsel and other advisors as it deems appropriate.

The Audit Committee reports its activities to the Board of Directors at the next Board meeting.

Reviewing financial statements and plans

The Audit Committee reviews the Company's quarterly and annual financial statements, and financial plans. The Audit Committee discusses with management and the independent auditors any significant changes to the Company's financial policies and any items required to be communicated to the Audit Committee by independent auditors in accordance with the AICPA's SAS #61 or other authoritative auditing requirements.

Reviewing financial policies

The Audit Committee reviews management's program for establishing and enforcing Company financial policies, including for example, policies for determining accounting accruals and reserves, committing to spending, and investing Company funds.

Reviewing and selecting independent auditors

The Audit Committee reviews the independent auditors' annual audit plans and the results of their audit.

The Audit Committee reviews the performance of the independent auditors, including management's opinion of performance, proposed audit fees, and the independent auditor's experience, skills, and reputation.

The Audit Committee obtains a written statement from the auditors, at least annually, describing all relationships between the auditors and the Company, consistent with the requirements of Independence Standards Board Standard #1. The Audit Committee reviews and discusses these relationships with the auditors and takes, or recommends that the Board take, appropriate action to oversee the independence of the auditors.

The Chief Financial Officer recommends the selection of the independent auditors for the Audit Committee's review and approval. The independent auditors are accountable to the Audit Committee and Board of Directors, who have the authority and responsibility to select, evaluate, and where appropriate replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in a proxy statement).

Questions

Address questions about this policy to our Chief Financial Officer.

                              TenFold Corporation

Proxy solicited by the Board of Directors of TenFold Corporation for the Annual
              Meeting of Stockholders to be held on July 19, 2001


The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of TenFold Corporation and Proxy Statement, each dated June 18, 2001, and hereby appoints Nancy M. Harvey and Jonathan E. Johnson III or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of TenFold Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of TenFold Corporation to held on Thursday, July 19, 2001, at 10:30 a.m. local time at the Marriott City Center Hotel located at 220 South State Street, Salt Lake City, Utah 84111 (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                  (Continued and to be signed on other side)

                             FOLD AND DETACH HERE

                    Please mark [X] your vote as indicated

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1: To elect three directors to hold office until the 2003 Annual Meeting of Stockholders.

[ ] FOR all nominees listed below       [ ]  WITHHOLD AUTHORITY to vote
    (except as marked to the contrary        for all nominees listed below.
    below).

NOMINEES: are Jeffrey L. Walker, H. Raymond Bingham, and Kay R. Whitmore.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

     [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

DATED ______________, 2001  ________________________________________

  SIGNATURE(S)

     Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.